Exhibit 23.1
                                                                   ------------

                             CONSENT OF INDEPENDENT AUDITORS

          The Board of Directors
          Federated Department Stores, Inc.:


               We consent to the use of our audit report dated February 28, 1995 on the consolidated financial statements of Federated Department Stores, Inc. and subsidiaries as of January 28, 1995 and January 29, 1994, and for each of the fifty-two week periods ended January 28, 1995, January 29, 1994 and January 30, 1993 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

          Cincinnati, Ohio
          October 26, 1995